UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 11, 2015

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On June 11, 2015, Ashford Inc. (the “Company”) announced that it is providing a total of $6 million in key money consideration to its managed REITs for two acquisitions. Ashford Inc. will provide $4 million of key money for the $62.5 million acquisition of the 226-room Le Pavillon Hotel in New Orleans, LA by Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”) and Ashford Inc. will provide $2 million of key money for the $85 million acquisition of the 62-room Bardessono Hotel and Spa in Yountville, CA by Ashford Hospitality Prime, Inc. (NYSE: AHP). Ashford Trust also announced the $56.8 million acquisition of the W Atlanta Downtown, however, no key money was provided for that acquisition. The Company anticipates that it will utilize this key money concept very sparingly going forward and only in scenarios where its managed REITs could not grow otherwise.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description

10.1	Press Release of the Company, dated June 11, 2015, furnished under Item 7.01.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 11, 2015

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel